Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE

Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces Fourth Quarter and Full Year 2008 Results
Fourth Quarter Highlights
•	Total revenues of $157.8 million and net income of $24.7 million, or $0.32 per diluted share

•	Adjusted net income[1] of $46.6 million, or $0.60 per diluted share

•	Adjusted net income plus depreciation[1] of $96.5 million, or $1.24 per diluted share

•	Weighted average fleet utilization was 98%
Full Year Highlights
•	Total revenues of $582.6 million and net income of $115.3 million, or $1.48 per diluted share

•	Adjusted net income[1] of $150.9 million, or $1.94 per diluted share

•	Adjusted net income plus depreciation[1] of $352.6 million, or $4.53 per diluted share

•	Completed the sale of eight aircraft resulting in gain and end of lease maintenance revenue totaling $12.4 million, generating proceeds of $56.2 million after debt repayment

•	Entire owned aircraft portfolio long-term financed
Stamford, CT. February 27, 2009 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter net income of $24.7 million, or $0.32 per diluted share and adjusted net income of $46.6 million, or $0.60 per diluted share. Net income for the year ended December 31, 2008 was $115.3 million or $1.48 per diluted share and adjusted net income for the year of $150.9 million, or $1.94 per diluted share.
Fourth quarter total revenues were $157.8 million, an increase of $37.1 million or 30.7% over fourth quarter 2007. Fourth quarter lease rental revenue was $137.1 million, up 17.1% year over year, driven by growth in our flight equipment. During the quarter we recorded end of lease maintenance revenue of

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

$24.9 million primarily related to the repossession of seven 737-700 aircraft. These amounts were partially offset by lower interest income on our debt investments resulting from a previously disclosed sale in the first quarter of 2008 and $6.5 million in lease incentive amortization. Adjusted net income for the quarter of $46.6 million grew 31.8% year over year, and excludes charges related to certain interest rate swaps totaling $22.5 million.
Total revenues for the year were $582.6 million, an increase of 52.9% over 2007. The year over year revenue increase was primarily driven by the effect of a full year of 2008 revenue for aircraft acquired in 2007 as well as lease rentals for aircraft acquired in 2008. Also contributing to the increase was maintenance revenue related to lease expirations and terminations of $34.5 million. Adjusted net income was $150.9 million, or $1.94 per diluted share, and excludes gains from asset sales of $6.5 million and charges of $41.8 million related to certain interest rate hedge agreements and deferred financing fee write-offs.
Aircastle CEO Ron Wainshal commented, “Aircastle’s fourth quarter results were strong and the company continues to perform well. Our diversified fleet of modern aircraft is fully financed for several years and with our world-class platform, we believe we are very well positioned as our industry goes through a fundamental realignment.”
CFO Mike Inglese added, “Aircastle posted a solid fourth quarter, with adjusted net income plus depreciation of $96.5 million, or $1.24 per diluted share. We ended the year with $81 million of operating cash and we’ve also addressed our aircraft leasing needs successfully, with only two aircraft requiring placement during the balance of 2009.”
Aviation Assets
As of December 31, 2008, Aircastle owned aviation assets having a net book value of $3.8 billion, including 130 aircraft.

Owned Aircraft
as of
December 31,
2008(A)
113 Passenger Aircraft	71%
17 Freighter Aircraft	29%
Number of Lessees	55
Number of Countries	31
Weighted Average Remaining Lease Term (years)	5.1
Percentage of Aircraft Leased Outside U.S	90%
Percentage of “Latest Generation” Aircraft	87%
Weighted Average Fleet Utilization during Q4 2008	98%
Weighted Average Fleet Utilization during FY 2008	99%

(A)	– Percentages calculated based on net book value
Sterling Airlines A/S ceased operations as of October 29, 2008 and Aircastle has taken possession of the seven 737-700s which had been leased to Sterling. The Company has signed lease agreements or letters of intent for six of these aircraft.

Conference Call
In connection with this earnings release, management will host an earnings conference call on Friday, February 27, 2009 at 12:00 P.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Fourth Quarter and Year End Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, March 13, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “83496844.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2008 Aircastle’s aircraft portfolio consisted of 130 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 55 lessees located in 31 countries.
Safe Harbor
Certain items in this press release, and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as ”anticipate(s),” ”expect(s),” ”intend(s),” ”plan(s),” “target(s),” “project(s),” “predict(s),” ”believe(s),” “may,” ‘‘will,” ”would,” “could,” ‘‘should,” “seek(s),” “estimate(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments and our ability to extend or replace our existing financings; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; our ability to acquire aircraft at attractive prices and to raise or borrow capital at attractive rates to fund future aircraft acquisitions; our ability to find new ways to raise capital, including managing investment funds or other entities; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; our ability to lease aircraft at favorable rates; an adverse change in the value of our aircraft; the possibility that conditions to closing of certain transactions will not be satisfied; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; a continuing economic slow-down, high or volatile fuel prices, lack of access to capital and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; interest rate fluctuations; termination payments on our interest rate hedges; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of customers, including geographical concentration; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission ( the “SEC”), including as described in Item 1A. “Risk Factors” as disclosed in Aircastle’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,
	2007	2008
ASSETS
Cash and cash equivalents	$13,546	$80,947
Accounts receivable	4,957	3,161
Debt investments	113,015	14,349
Restricted cash and cash equivalents	161,317	182,623
Flight equipment held for lease, net of accumulated depreciation of $189,737 and $371,591	3,807,116	3,837,543
Aircraft purchase deposits and progress payments	245,331	68,923
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,335 and $1,999	1,391	1,174
Other assets	80,969	62,852

Total assets	$4,427,642	$4,251,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings under credit facilities	$798,186	$—
Borrowings from securitizations and term debt financings	1,677,736	2,476,296
Accounts payable, accrued expenses and other liabilities	65,967	60,789
Dividends payable	55,004	7,862
Lease rentals received in advance	31,016	28,463
Repurchase agreements	67,744	—
Security deposits	74,661	65,307
Maintenance payments	208,363	224,288
Fair value of derivative liabilities	154,388	276,401

Total liabilities	3,133,065	3,139,406

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,574,657 shares issued and outstanding at December 31, 2007; and 78,620,320 shares issued and outstanding at December 31, 2008	786	786
Additional paid-in capital	1,468,140	1,474,455
Dividends in excess of earnings	(48,960)	(473)
Accumulated other comprehensive income (loss)	(125,389)	(362,602)

Total shareholders’ equity	1,294,577	1,112,166

Total liabilities and shareholders’ equity	$4,427,642	$4,251,572

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(Unaudited)
Revenues:
Lease rental revenue	$117,023	$137,064	$362,497	$542,270
Amortization of net lease discounts and lease incentives	706	(5,114)	7,379	1,815
Maintenance revenue	—	24,885	—	34,460

Total lease rentals	117,729	156,835	369,876	578,545
Interest income	2,717	641	10,400	3,174
Other revenue	262	306	815	868

Total revenues	120,708	157,782	381,091	582,587

Expenses:
Depreciation	42,025	49,919	126,403	201,759
Interest, net	29,509	57,087	92,660	203,529
Selling, general and administrative	11,716	12,322	39,040	46,806
Other expense	817	1,849	2,081	3,982

Total operating expenses	84,067	121,177	260,184	456,076

Other income (expense):
Gain on sale of aircraft	—	627	—	6,525
Other	—	(9,614)	1,154	(10,204)

Total other income (expense)	—	(8,987)	1,154	(3,679)

Income from continuing operations before income taxes	36,641	27,618	122,061	122,832
Income tax provision	2,723	2,879	7,658	7,541

Income from continuing operations	33,918	24,739	114,403	115,291
Earnings from discontinued operations, net of income taxes	1,347	—	12,941	—

Net income	$35,265	$24,739	$127,344	$115,291

Basic earnings per share:
Income from continuing operations	$0.44	$0.32	$1.71	$1.48
Earnings from discontinued operations, net of income taxes	0.02	—	0.19	—

Net income per share	$0.46	$0.32	$1.90	$1.48

Diluted earnings per share:
Income from continuing operations	$0.44	$0.32	$1.70	$1.48
Earnings from discontinued operations, net of income taxes	0.02	—	0.19	—

Net income per share	$0.46	$0.32	$1.89	$1.48

Dividends declared per share	$0.70	$0.10	$2.45	$0.85

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year Ended December 31,
	2007	2008
Cash flows from operating activities:
Net income	$127,344	$115,291
Adjustments to reconcile net (loss) income to net cash provided by operating activities (inclusive of amounts related to discontinued operations)
Depreciation	127,164	201,759
Amortization of deferred financing costs	6,991	13,603
Amortization of net lease discounts and lease incentives	(7,379)	(1,815)
Deferred income taxes	(2,957)	4,913
Accretion of purchase discounts on debt investments	(849)	(579)
Non-cash share based payment expense	6,674	6,529
Cash flow hedges reclassified into earnings	(4,849)	16,491
Ineffective portion of cash flow hedges	171	16,623
Security deposits and maintenance payments included in earnings	(6,898)	(37,885)
Gain on the sale of flight equipment	(11,566)	(6,525)
Loss on sale of debt investments	—	245
Other	(1,154)	11,445
Changes on certain assets and liabilities:
Accounts receivable	2,739	1,439
Restricted cash and cash equivalents	(55,248)	(21,306)
Other assets	(4,867)	559
Accounts payable, accrued expenses and other liabilities	12,263	3,564
Payable to affiliates	68	(200)
Lease rentals received in advance	12,563	(2,345)

Net cash provided by operating activities	200,210	321,806

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(2,207,530)	(264,586)
Proceeds from sale of flight equipment	34,945	180,112
Aircraft purchase deposits and progress payments, net of returned deposits	(170,700)	9,545
Purchase of debt investments	(15,251)	—
Principal repayments on debt investments	20,801	11,801
Proceeds from sale of debt investments	—	65,335
Collateral call payments on derivatives and repurchase agreements	(104,121)	(404,012)
Collateral call receipts on derivatives and repurchase agreements	72,586	439,892
Leasehold improvements, furnishings and equipment	(526)	(447)

Net cash (used in) provided by investing activities	(2,369,796)	37,640

Cash flows from financing activities:
Issuance of common shares in public offerings, net	830,809	—
Issuance of common shares to directors and employees	1,218	—
Repurchase of shares from directors and employees	(445)	(1,270)
Proceeds from securitizations and term debt financings	1,170,000	992,715
Securitization and term debt financing repayments	(41,664)	(194,155)
Deferred financing costs	(14,140)	(24,183)
Credit facility borrowings	2,059,741	482,723
Credit facility repayments	(1,800,141)	(1,280,909)
Proceeds from repurchase agreements	1,967	—
Principal repayments on repurchase agreements	(17,917)	(67,744)
Security deposits and maintenance payments received	85,691	106,096
Security deposits and maintenance payments returned	(18,547)	(37,308)
Proceeds from (payments for) terminated cash flow hedges	8,944	(154,064)
Dividends paid	(140,502)	(113,946)

Net cash provided by (used in) financing activities	2,125,014	(292,045)

Net increase (decrease) in cash and cash equivalents	(44,572)	67,401
Cash and cash equivalents at beginning of year	58,118	13,546

Cash and cash equivalents at end of year	$13,546	$80,947

Supplemental Disclosures of cash flow information:
Cash paid during the year for interest, net of capitalized interest	$94,677	$160,892

Cash paid during the year for income taxes	$5,804	$6,007

Non-cash investing activities:
Security deposits and maintenance liabilities assumed in asset acquisitions	$106,322	$—

Lease rentals received in advance assumed in asset acquisitions	$7,385	$—

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2007	2008	Change	2007	2008	Change
Revenues	$120,708	$157,782	30.7%	$381,091	$582,587	52.9%

Annualized lease rental revenue at period end	$516,755	$514,303	(0.5)%	$516,755	$514,303	(0.5)%

EBITDA	$107,469	$139,738	30.0%	$333,745	$526,305	57.7%

Adjusted net income	$35,385	$46,630	31.8%	$116,142	$150,859	29.9%
Basic earnings per share	$0.46	$0.60	30.4%	$1.73	$1.94	12.1%
Diluted earnings per share	$0.46	$0.60	30.4%	$1.72	$1.94	12.8%

Adjusted net income plus depreciation	$77,410	$96,549	24.7%	$243,306	$352,618	44.9%
Basic earnings per share	$1.01	$1.24	22.8%	$3.62	$4.54	25.4%
Diluted earnings per share	$1.01	$1.24	22.8%	$3.61	$4.53	25.5%

Basic shares outstanding	76,514	77,769	1.6%	67,178	77,750	15.7%
Diluted shares outstanding	76,779	77,769	1.3%	67,418	77,808	15.4%
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
Net income	$35,265	$24,739	$127,344	$115,291
Depreciation	42,025	49,919	126,403	201,759
Amortization of net lease discounts and lease incentives	(706)	5,114	(7,379)	(1,815)
Interest, net	29,509	57,087	92,660	203,529
Income tax provision	2,723	2,879	7,658	7,541
Earnings from discontinued operations, net of income taxes	(1,347)	—	(12,941)	—

EBITDA	$107,469	$139,738	$333,745	$526,305

     We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
Net income	$35,265	$24,739	$127,344	$115,291
Ineffective portion and termination of cash flow hedges(1)	120	12,014	171	29,589
Write-off of deferred financing fees(1)	—	—	—	813
Mark to market adjustment on undesignated derivatives(2)	—	10,504	(1,154)	11,446
Loss on sale of debt investments(2)	—	—	—	245
Gain on sale of flight equipment(3)	—	(627)	(10,219)	(6,525)

Adjusted net income	35,385	46,630	116,142	150,859

Depreciation	42,025	49,919	126,403	201,759
Depreciation included in discontinued operations	—	—	761	—

Adjusted net income plus depreciation	$77,410	$96,549	$243,306	$352,618

(1)	Included in Interest, net

(2)	Included in Other income (expense)

(3)	2008 amounts included in Other income (expense); 2007 amounts included in Discontinued operations
We adjust net income for ineffective portion and termination of cash flow hedges, write-off of deferred financing fees, mark to market and termination of interest rate swaps, loss on sale of debt investments and gain on sale of flight equipment. We use adjusted net income to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance net of non-recurring items.
We use adjusted net income plus depreciation to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance on an operating cash flow basis after taking into account interest expense on our outstanding indebtedness.